        As filed with the Securities and Exchange Commission on October 16, 2002
                                               REGISTRATION NO. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 EMC CORPORATION

--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2680009
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                          176 South Street, Hopkinton,
                               Massachusetts 01748
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                     EMC Corporation 2001 Stock Option Plan
                             Stock Option Agreement
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                              Paul T. Dacier, Esq.
                    Senior Vice President and General Counsel
                                 EMC Corporation
                                171 South Street
                         Hopkinton, Massachusetts 01748
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (508) 435-1000
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code for Agent for Service)


                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed Maximum            Proposed              Amount of
                                             Amount to be         Offering Price Per       Maximum Aggregate       Registration
    Title of Securities to be               Registered (1)           Share (2)             Offering Price (3)          Fee (3)
          Registered
-------------------------------------------------------------------------------------------------------------------------------
EMC Corporation 2001 Stock Option Plan        80,000,000                $3.97                 $317,600,000          $29,219.20
Common Stock, par value $.01 per share
-------------------------------------------------------------------------------------------------------------------------------
Stock Option Agreement                          10,000                  $3.97                 $     39,700          $     3.65
Common Stock, par value $.01 per share
-------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement covers (a) 80,000,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), that may be issued upon exercise of options granted under the EMC Corporation 2001 Stock Option Plan (the "2001 Plan") and (b) 10,000 shares of Common Stock that may be issued upon exercise of a non-qualified stock option granted pursuant to a stock option agreement between the Registrant and the Clerk of the Registrant (the "Stock Option Agreement"). Also registered hereunder is such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of each of the 2001 Plan and the Stock Option Agreement to which this Registration Statement relates.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on October 9, 2002.

(3) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     EMC Corporation (the "Registrant") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ending December 31, 2001;

     (b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and any amendments thereto;

     (c) the Registrant's Current Report on Form 8-K filed with the Commission on August 13, 2002; and

     (d) the description of the Registrant's common stock (the "Common Stock") which is contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Paul T. Dacier, Senior Vice President and General Counsel of the Registrant. As of September 30, 2002, Mr. Dacier was the beneficial owner (for purposes of the Exchange Act) of 360,188 shares of Common Stock and is eligible to participate in the Registrant's stock option and stock purchase plans.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify any director, officer, employee or other agent of the corporation, any person who serves at its request as a director, officer, employee or other agent of another organization, or any person who serves at its request in any capacity with respect to any employee benefit plan, to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     Article 6(k) of the Registrant's Restated Articles of Organization, as amended, provides as follows:

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by Section 13(b)(1 1/2) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of the Massachusetts Business

Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The forgoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     In addition, Section 7 of the Registrant's Amended and Restated By-laws, entitled "Indemnification of Directors and Officers," provides as follows:

     The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such director or officer may be involved or with which such director or officer may be threatened, while in office or thereafter, by reason of such individual being or having been such a director or officer, except with respect to any matter as to which such director or officer shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such individual's action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that such individual's action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that such individual's action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay to the corporation the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Section 7. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors or officers may be entitled by contract or otherwise under law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

     4.1 EMC Corporation 2001 Stock Option Plan, as amended to date. Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on July 30, 2002.

     4.2  Form of Stock Option Agreement.

     5.1 Opinion of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered.

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2 Consent of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

     24.1 Power of Attorney (included on the signature pages to this Registration Statement).

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on October 16, 2002.

                                  EMC CORPORATION

                                  By: /S/ Paul T. Dacier
                                  -----------------------------------------
                                  Paul T. Dacier
                                  Senior Vice President and General Counsel

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURES                                         TITLE                                   DATE
        ----------                                         -----                                   ----
    /s/ Michael C. Ruettgers                    Executive Chairman of the Board              October 16, 2002
---------------------------------------         of Directors
    MICHAEL C. RUETTGERS


    /s/ Joseph M. Tucci                         Chief Executive Officer,                     October 16, 2002
---------------------------------------         President and Director (PRINCIPAL
    JOSEPH M. TUCCI                             EXECUTIVE OFFICER)


    /s/ William J. Teuber, Jr.                  Executive Vice President and                 October 16, 2002
---------------------------------------         Chief Financial Officer
    WILLIAM J. TEUBER, JR.                      (PRINCIPAL FINANCIAL OFFICER)


    /s/ Mark A. Link                            Vice President and Chief                     October 16, 2002
---------------------------------------         Accounting Officer
    MARK A. LINK                                (PRINCIPAL ACCOUNTING OFFICER)

    /s/ Michael J. Cronin
---------------------------------------         Director                                     October 16, 2002
    MICHAEL J. CRONIN

    /s/ Gail Deegan
---------------------------------------         Director                                     October 16, 2002
    GAIL DEEGAN


             [SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]


        SIGNATURES                                         TITLE                                   DATE
        ----------                                         -----                                   ----

    /s/ John R. Egan
---------------------------------------         Director                                     October 16, 2002
    JOHN R. EGAN

    /s/ W. Paul Fitzgerald
---------------------------------------         Director                                     October 16, 2002
    W. PAUL FITZGERALD


    /s/ Windle B. Priem
---------------------------------------         Director                                     October 16, 2002
    WINDLE B. PRIEM


---------------------------------------         Director                                     October __, 2002
    ALFRED M. ZEIEN












             [SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

                                  EXHIBIT INDEX

4.1 EMC Corporation 2001 Stock Option Plan, as amended to date. Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2002 filed with the Commission on July 30, 2002.

4.2  Form of Stock Option Agreement.

5.1 Opinion of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2 Consent of Paul T. Dacier, Senior Vice President and General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature pages to this Registration Statement).